           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                   Exhibit 21--Subsidiaries of the Registrant

                                                                               PERCENT                       STATE OF
                         ENTITY                               DESCRIPTION       OWNED         FEIN         INCORPORATION
----------------------------------------------------------------------------------------------------------------------------
Midwest Medical Insurance Holding Company                     Registrant         n/a       41-1625287        Minnesota

    Midwest Medical Insurance Company                      Tier 1 Subsidiary     100%      41-1625288        Minnesota

    MMIHC Insurance Services, Inc.                         Tier 1 Subsidiary     100%      41-1819825        Minnesota

    Midwest Medical Solutions, Inc.                        Tier 1 Subsidiary     100%      41-1896304        Minnesota

      MedPower Information Resources, Inc.                 Tier 2 Subsidiary     100%      41-1895576        Minnesota